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                                                                     Exhibit 3.2

                         ARTICLES OF AMENDMENT TO THE
                             AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                        OF HOOKER FURNITURE CORPORATION


          WHEREAS, Hooker Furniture Corporation (the "Corporation"), a corporation organized and existing under the laws of the Commonwealth of Virginia, desires to have its existing Amended and Restated Articles of Incorporation amended pursuant to Code of Virginia (1950) (S)13.1-707 as hereinafter set forth;

          NOW, THEREFORE, to that end, we, the undersigned, being the President and Secretary of the Corporation, do hereby certify as follows:

          1. That on the 25/th/ day of March, 1997, the Board of Directors of the Corporation, by the unanimous vote of all Directors, adopted the following
Resolution:

          BE IT RESOLVED that the Board of Directors of the Corporation deems it advisable to recommend that the stockholders amend the Corporation's Amended and Restated Articles of Incorporation to increase the number of authorized no par value common shares from 5,000,000 to 10,000,000 and, accordingly, the Board of Directors hereby recommends that the stockholders of the Corporation adopt at the next annual meeting of stockholders a Resolution amending the Corporation's Amended and Restated Articles of Incorporation as specified.

          2. That on the 30/th/ day of December, 1997, the regular annual meeting of stockholders of the Corporation was held pursuant to the notice to stockholders as set forth in Code of Virginia (1950) (S)13.1-658, which notice stated that one of the purposes of said meeting was to consider the adoption of the following Resolution as required by Code of Virginia (1950) (S)13.1-707(D). At least 69.6% of the total shares outstanding were present either in person or by proxy at said meeting. By unanimous vote of the shares present either in person or by proxy, thus constituting a vote of more than two-thirds of all votes entitled to be cast as required by Code of

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Virginia (1950) (S)13.1-707(E), the stockholders voted to amend the Amended and
Restated Articles of Incorporation of the Corporation to increase the number of authorized shares from 5,000,000 to 10,000,000, by the adoption of the following
Resolution:

          BE IT RESOLVED that the existing Amended and Restated Articles of Incorporation of Hooker Furniture Corporation be amended to increase the number of authorized no par value common shares from 5,000,000 to 10,000,000.

          Accordingly, the Corporation hereby requests that the State Corporation Commission admit this document to record and issue a certificate evidencing the effectiveness hereof.

          IN WITNESS WHEREOF, the President and Secretary of the Corporation hereunto affix their respective signatures, this 31/st/ March, 1998.

                                /s/ A. F. Hooker, Jr.
                                -----------------------------------
                                President

                                /s/ Robert W. Sherwood
                                -----------------------------------
                                Secretary

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